Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Mark A. Flowers, Assistant Treasurer of FNB Banking Company (the “Company”), certify, pursuant to 18 U.S.C. sec. 1350 as adopted by sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-KSB of the Company for the annual period ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March [__], 2003

/s/ Mark A. Flowers Mark A. Flowers Assistant Treasurer, Principal Accounting Officer